UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2016

THE TORO COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8111 Lyndale Avenue South Bloomington, Minnesota	55420
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 888-8801

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01              Entry into a Material Definitive Agreement.

On November 29, 2016, The Toro Company, a Delaware corporation (“Toro”) (or one of Toro’s wholly owned subsidiaries), TCF Inventory Finance, Inc., a Minnesota corporation (“TCFIF”) (and/or one of TCFIF’s wholly owned subsidiaries or affiliates) and Red Iron Acceptance, LLC, a Delaware limited liability company and joint venture established between Toro and TCFIF (“Red Iron”) to provide inventory financing to certain distributors and dealers of products of Toro and certain of Toro’s affiliates (“Toro Products”), entered into amendments to certain agreements pertaining to the Red Iron joint venture, including a:  (i) Second Amendment to Agreement to Form Joint Venture between Toro and TCFIF; (ii) Third Amendment to Limited Liability Company Agreement of Red Iron between Red Iron Holding Corporation, a Delaware corporation and a wholly owned subsidiary of Toro (“Red Iron Holding”), and TCFIF Joint Venture I, LLC, a Minnesota limited liability company and a wholly owned subsidiary of TCFIF (“TCFIF JV I”); (iii) Second Amendment to Credit and Security Agreement between TCFIF, as lender, and Red Iron, as borrower; and (iv) Fourth Amended and Restated Program and Repurchase Agreement between Toro and Red Iron (the “Fourth Amended Repurchase Agreement”). The Fourth Amended Repurchase Agreement amends and restates in its entirety that certain Third Amended and Restated Repurchase Agreement, dated as of June 30, 2016, by and between Toro and Red Iron.

The purpose of these amendments is, among other things, to: (i) revise the term of Red Iron from October 31, 2017 to October 31, 2024, subject to two-year extensions thereafter unless either party provides written notice to the other party of non-renewal at least one year prior to the end of the then-current term; (ii) provide for an additional exclusivity incentive payment by TCFIF to Toro; (iii) extend the maturity date of the revolving credit facility used by Red Iron primarily to finance the acquisition of inventory of Toro Products from Toro and its affiliates by its distributors and dealers in the United States from October 31, 2017 to October 31, 2024 and to increase the amount available under such revolving credit facility from $450 million to $550 million; (iv) refine the calculations related to the estimated reserve provided for in the Fourth Amended Repurchase Agreement with respect to the accounts of certain dealers and distributors; (v) adjust the percentages in the formula used to calculate the amount of the purchase option that Red Iron Holding has pursuant to the Limited Liability Company Agreement of Red Iron to acquire the equity interest of TCFIF JV I in Red Iron at the end of the applicable term or in certain termination events; (vi) expand the coverage of the Red Iron program to additional products of Toro and its affiliates; and (vii) certain other non-material amendments.

The foregoing description is a summary of the material terms of the amendments, does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendments, copies of which are filed as Exhibits 2.1, 2.2, 2.3 and 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01              Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

2.1	Second Amendment to Agreement to Form Joint Venture, dated November 29, 2016, by and between The Toro Company and TCF Inventory Finance, Inc. (filed herewith).*

2.2

Third Amendment to Limited Liability Company Agreement of Red Iron Acceptance, LLC, dated November 29, 2016, by and between Red Iron Holding Corporation and TCFIF Joint Venture I, LLC (filed herewith).*

2.3	Fourth Amended and Restated Program and Repurchase Agreement, dated as of November 29, 2016, by and between The Toro Company and Red Iron Acceptance, LLC (filed herewith).*

10.1	Second Amendment to Credit and Security Agreement, dated November 29, 2016, by and between Red Iron Acceptance, LLC and TCF Inventory Finance, Inc. (filed herewith).

*                             Portions of this exhibit have been redacted and are subject to a confidential treatment request filed with the Secretary of the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The redacted material is being filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TORO COMPANY (Registrant)

Date: December 2, 2016	By	/s/ Renee J. Peterson
Renee J. Peterson
Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

2.1	Second Amendment to Agreement to Form Joint Venture, dated November 29, 2016, by and between The Toro Company and TCF Inventory Finance, Inc.*	Filed herewith

2.2	Third Amendment to Limited Liability Company Agreement of Red Iron Acceptance, LLC, dated November 29, 2016, by and between Red Iron Holding Corporation and TCFIF Joint Venture I, LLC.*	Filed herewith

2.3	Fourth Amended and Restated Program and Repurchase Agreement, dated as of November 29, 2016, by and between The Toro Company and Red Iron Acceptance, LLC.*	Filed herewith

10.1	Second Amendment to Credit and Security Agreement, dated November 29, 2016, by and between Red Iron Acceptance, LLC and TCF Inventory Finance, Inc.	Filed herewith

*                             Portions of this exhibit have been redacted and are subject to a confidential treatment request filed with the Secretary of the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The redacted material is being filed separately with the Securities and Exchange Commission.